UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m., central time, on Thursday, June 12, 2008, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The matters to be considered at the meeting are described in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend.

We look forward to seeing you at the 2008 Annual Meeting of Stockholders.

Sincerely,

Bruce W. Taylor

Chairman and Chief Executive Officer

Rosemont, Illinois

April 29, 2008

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held at the Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 12, 2008, at 9:00 a.m., central time, for the following purposes:

1. To elect eleven (11) directors to our Board of Directors to serve for a term of one (1) year and until their respective successors are elected and qualified;

2. To vote on a proposal to approve an amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan;

3. To ratify the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008; and

4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 24, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Ten days prior to the 2008 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Bruce W. Taylor

Chairman and Chief Executive Officer

Rosemont, Illinois

April 29, 2008

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished beginning on or about May 2, 2008 to stockholders of Taylor Capital Group, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., central time, on Thursday, June 12, 2008, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The cost of soliciting proxies will be borne by us. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by us by mail or by personal interview, telephone or facsimile by our directors, officers and other employees, who will receive no additional compensation for their services.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to Bruce W. Taylor, our Chairman and Chief Executive Officer, at our executive offices at 9550 West Higgins Road, Rosemont, Illinois 60018, or by attending the meeting and voting in person.

Only stockholders of record on April 24, 2008 (the “record date”) will be entitled to vote at the meeting, and each share will have one vote for any matter that may be presented for consideration and action by stockholders at the meeting. At the close of business on April 24, 2008, there were 10,922,687 shares of our common stock outstanding and entitled to vote at the meeting.

Voting Information

The presence at the Annual Meeting, in person or by proxy, of holders of thirty-five percent (35%) of our issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

The election of our Board of Directors’ nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card. You will not be permitted to cumulate your votes in the election of directors.

Approval of the amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, and the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm (or, generally speaking, any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof) will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. In the case of these proposals, under Delaware law and our certificate of incorporation and bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of these items, and the total number of votes cast “For” this proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting will have the same legal effect as a vote “Against” the matter. Broker non-votes are counted as present for purposes of determining whether a quorum exists, but will have no effect on the vote on these proposals.

Proxies properly executed and received by us prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting, or any adjournments or postponements thereof. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees, for the approval of the amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, and for the ratification of the selection of KPMG LLP.

If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is required to forward these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven persons and will consist of eleven persons after the Annual Meeting, assuming the election of all of the nominees to our Board of Directors. Pursuant to Article FIFTH of our Certificate of Incorporation, each of the members of our Board of Directors shall be elected for a one-year term.

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, each of Bruce W. Taylor, Mark A. Hoppe, Ronald L. Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl, Jeffrey W. Taylor, Richard W. Tinberg and Mark L. Yeager has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for one year until the 2009 Annual Meeting of Stockholders and until a successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that each of Ronald L. Bliwas, Ronald D. Emanuel, Edward McGowan, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl and Richard W. Tinberg meet the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market.

Section 2.9 of our By-laws provides that as long as the Taylor family (as defined in our By-laws) beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor family will be entitled to nominate up to three (3) candidates for election to the Board of Directors at any annual meeting of our stockholders. The Taylor family did not nominate any candidates for election to the Board of Directors at the Annual Meeting.

Pursuant to the terms of the Executive Employment Agreement by and among Mr. Hoppe, the Company and Cole Taylor Bank (the “Bank”), the failure to re-elect Mr. Hoppe as a director of the Company or the Bank would permit Mr. Hoppe to resign for “Good Reason” (as defined in his Executive Employment Agreement). If he were to resign for Good Reason, Mr. Hoppe would be entitled to receive (a) all earned and accrued but unpaid base salary and benefits up to the date of such termination, (b) any bonus earned but unpaid for the calendar year preceding such termination, (c) a pro-rata bonus for the year in which such termination occurs, (d) an amount equal to one and one-half (1.5) times the sum of his base salary plus the average of (1) the bonus paid to Mr. Hoppe with respect to the year preceding the year in which his employment terminates, and (2) the greater of (I) the amount described in clause (1) and (II) Mr. Hoppe’s bonus at target for the year in which his termination occurs, and (e) additional benefits payable for the eighteen (18) consecutive months beginning with the date of Mr. Hoppe’s termination.

Each of the director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. As of March 31, 2008, members of the Taylor family and their affiliates, who are all party to a voting trust agreement, owned approximately 44.7% of our outstanding common stock. The members of the Taylor family have advised the Company that they will vote in favor of the election of each of the nominees.

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director, if elected.

Nominees for Election

The names of the persons nominated for election as directors of our company, together with certain information concerning the nominees, are set forth below:

Name	Age	Position With Company
Bruce W. Taylor	52	Chairman, Chief Executive Officer, and Director
Mark A. Hoppe	54	President and Director
Ronald L. Bliwas	65	Director
Ronald D. Emanuel	61	Director
Edward McGowan	71	Director
Louise O’Sullivan	62	Director
Melvin E. Pearl	72	Director
Shepherd G. Pryor, IV	61	Director
Jeffrey W. Taylor	55	Director, Executive Managing Director, Market Development and New Ventures
Richard W. Tinberg	57	Director
Mark L. Yeager	58	Director

Bruce W. Taylor has served as our Chairman and Chief Executive Officer since November 2006 and has been a director of our company since its inception in 1997. He also served as our president from 1997 until January 2008. In addition, Mr. Taylor is the Chairman of the Bank, a wholly-owned subsidiary of our company, and served as the Bank’s President and Chief Executive Officer from 1994 until January 2008. He also served as Chief Financial Officer of our company and the Bank from March 2004 through December 2004. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 until February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for Cole Taylor Bank in 1979 and has held several management positions with the Bank since that time. Mr. Taylor is a director of MTL Insurance Company, a life insurance and annuity company located in Oak Brook, Illinois. Mr. Taylor is the brother of Jeffrey W. Taylor.

Mark A. Hoppe has served as President and a director of our Company and the President and Chief Executive Officer of the Bank since February 2008. Prior to joining our company, Mr. Hoppe served in a variety of different management positions since 1981 with LaSalle Bank N.A., a bank headquartered in Chicago, Illinois. Most recently, from 2005 to 2007, Mr. Hoppe served as the Chief Executive Officer of LaSalle Bank Midwest, N.A., a wholly-owned subsidiary bank of LaSalle Bank headquartered in Troy, Michigan. He also served as the Vice Chairman of LaSalle National Leasing Corporation, a full-service leasing company based in Towson, Maryland that specializes in equipment financing solutions for commercial companies and municipalities, from its inception in 1996 to 2007.

Ronald L. Bliwas has served as a director of our company since April 2004, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves as a director of the University of Arizona National Board of Advisors, the Illinois Institute of Technology Board of Directors, on the advisory board of Gold Eagle Company, a privately-held manufacturer of engine performance and maintenance chemicals based in Chicago, Illinois, and on the executive committee of the Board of Directors of the Direct Marketing Association, of which Mr. Bliwas served as Chairman in 2004 and 2005.

Ronald D. Emanuel has served as a director of our company since its inception in 1997 and a director of our Bank since 1984. In addition, Mr. Emanuel has served as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997 and as a member of the Corporate

Governance and Nominating Committee since January 2006. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a furniture retailer.

Edward T. McGowan has served as a director of our company since its inception in 1997, and as a director of the Bank since 1984. Since 1963, Mr. McGowan has been President of Edon Construction Co., Inc., a carpentry contractor. He has also served as President of Dremco, Inc., a real estate developer, since 1995, and served as Secretary and Treasurer of Dremco, Inc. from 1975 to 1995.

Louise O’Sullivan has served as a director of our company since December 2004 and has been a member of our Compensation Committee since July 2006. Ms. O’Sullivan founded Prime Advantage in 1998, following more than 20 years of successful leadership experience in industrial manufacturing. Prime Advantage is a privately-held manufacturers’ buying consortium that leverages a large, unified network of original equipment manufacturers. Previously, she was President of the Groen Company (a subsidiary of the Dover Corporation), a major manufacturer of commercial food service and industrial processing equipment. Ms. O’Sullivan serves as a Director of the University of Chicago Graduate School of Business Entrepreneurial Advisory Board.

Melvin E. Pearl has served as a director of our company since its inception in 1997, as Chairman of the Compensation Committee since 1997, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl was a Partner with the law firm of Katten Muchin Rosenman LLP from 1974 until his retirement in 2004, and he is now “of counsel” to that firm.

Shepherd G. Pryor IV has served as a director of our company and a member of the Audit and Examining Committee since September 2003, and as Chairman of the Corporate Governance and Nominating Committee since November 2004. Mr. Pryor has also acted as lead director in connection with meetings of the independent directors since September 2004. Mr. Pryor has worked as an independent management consultant with his own firm, Shepherd G. Pryor IV Management Consulting, since 1991, and has provided services to boards of directors through Board Resources, a division of TeamWork Technologies, since 2002. Mr. Pryor served on the board of Archibald Candy Corporation, a manufacturer and retailer, from 2002 until 2006, and on the board of HCI Direct, Inc. from 2002 until its sale in 2007. Mr. Pryor is a member of the National Association of Corporate Directors and a Financial Industry Regulatory Authority, Inc. arbitrator. Mr. Pryor is a founding board member and former president of the Music Arts School in Highland Park and a founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member of Keller Graduate School of Management.

Jeffrey W. Taylor has served as a director of our company since its inception in 1997. Mr. Taylor has also served as our Executive Managing Director, Market Development and New Ventures since November 2006. Mr. Taylor served as our Chairman of the Board and Chief Executive Officer from our inception in 1997 to November 2006. Mr. Taylor also served as Chairman of the Bank from 1994 until 2006. Mr. Taylor served as a director of CTFG from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Bruce W. Taylor.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as a member of our Compensation Committee since 1997 and as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. From 1985 until January 2008, Mr. Tinberg was the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles and currently serves as Chairman of the Board of Directors of the Bradford Group. Mr. Tinberg also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Mark L. Yeager has served as a director of our company since its inception in 1997. Since 1981, Mr. Yeager has been a Partner with the law firm of McDermott, Will & Emery.

The Board of Directors recommends that you vote FOR each of the director nominees.

Board Committees

Our Board of Directors has established three standing committees: an Audit and Examining Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The Audit and Examining Committee of our Board consists of Mr. Tinberg (Chairman), Mr. Pryor and Mr. Emanuel. The Audit and Examining Committee’s primary duties and responsibilities include the appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as to (1) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of the Company’s independent registered public accounting firm and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent registered public accounting firm, management and the Board of Directors, (5) encourage management to take an efficient, effective and timely approach toward resolving matters that require attention as defined by the Audit and Examining Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market. The Board of Directors has designated each of Mr. Tinberg and Mr. Pryor as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Audit and Examining Committee operates pursuant to a written charter. At a March 20, 2008 meeting of the Audit and Examining Committee, the members of the Audit and Examining Committee unanimously voted to amend such charter, which amendment was adopted by the Board of Directors at an April 22, 2008 meeting. The amended charter of the Audit and Examining Committee is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. During 2007, the Audit and Examining Committee met ten times. Each member of the Audit and Examining Committee attended all meetings during 2007, with the exception of Mr. Pryor who was unable to attend one meeting.

The Compensation Committee of our Board consists of Mr. Pearl (Chairman), Mr. Tinberg and Ms. O’Sullivan. The Compensation Committee’s primary responsibilities include (1) approving the compensation of our directors, executive officers and key employees, and (2) overseeing the administration of our employee benefit plans. The Compensation Committee operates pursuant to a written charter. At an April 22, 2008 meeting of the Compensation Committee, the members of the Compensation Committee unanimously voted to amend such charter, which amendment was adopted by the Board of Directors at a meeting later the same day. The amended charter of the Compensation Committee is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Compensation Committee met 11 times during 2007. Each member of the Compensation Committee attended all meetings during 2007, with the exception of Mr. Tinberg who was unable to attend two meetings.

Our Board of Directors has determined, in its business judgment, that all of the members of the Compensation Committee meet the independence standards for compensation committee members, as set forth in the Sarbanes-Oxley Act of 2002, the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Corporate Governance and Nominating Committee of our Board consists of Mr. Pryor (Chairman), Mr. Bliwas, Mr. Emanuel and Mr. Pearl. The Corporate Governance and Nominating Committee’s primary responsibilities are to (1) assist the Boards of Directors of the Company and the Bank in identifying persons qualified to become members of the Boards, consistent with the criteria established by the committee and approved by the Boards, (2) assist the Boards in identifying the directors who may serve on each committee of the Boards, (3) coordinate the Board’s evaluation of itself and management, and (4) develop and recommend to the Board corporate governance guidelines. The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. The Corporate Governance and Nominating Committee met two times during 2007. Each member of the Corporate Governance and Nominating Committee attended all meetings during 2007, with the exception of Mr. Pearl, who was unable to attend one meeting.

In nominating directors, our Corporate Governance and Nominating Committee and our Board consider a variety of factors, including certain minimum qualifications for first time nominees for membership on our Board of Directors. The qualifications include: (1) demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership or executive role (e.g., executive officer, managing partner, managing director, etc.) in a recognized business organization; (2) financial literacy or other professional or business experience relevant to an understanding of the Company, the Bank, and our business; and (3) demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In addition, the Committee will consider the current composition of our Board of Directors in light of the communities and businesses served by us and the interplay of the candidate’s areas of experience with the experience of the other Board members, as well as such other factors as the Committee deems appropriate. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of our stockholders.

Our Board of Directors has determined, in its business judgment, that all of the members of the Corporate Governance and Nominating Committee meet the independence standards for corporate governance and nominating committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market.

Our Corporate Governance and Nominating Committee will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our By-laws. The Corporate Governance and Nominating Committee also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with Section 2.9 of our By-laws regarding stockholder nominations.

Attendance at Meetings

During 2007, our Board of Directors held four regular meetings and four special meetings. Each member attended at least seventy-five percent of the meetings of the Board of Directors and committees on which he or she served during his or her term of office. Directors are expected to attend the Annual Meeting, absent unusual circumstances.

Meetings of Independent Directors

The Board’s “independent directors” (as that term is defined under the standards of the SEC and the NASDAQ Global Select Market) meet in executive session, without management present, at least twice a year. The chairman at these executive sessions is the Chairman of the Corporate Governance and Nominating Committee.

Code of Ethics

The Board of Directors has adopted a Code of Conduct for the Company that includes a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents.” We will describe on our website amendments to or waivers from our Code of Ethics in accordance with all applicable laws and regulations. The Company will also furnish a copy of the Code of Conduct to any person without charge, upon written request. Request should be made in writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any filings made after these due dates during 2007. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Exchange Act during 2007 and written representations from certain reporting persons that no Form 5 is required for them, the Company believes that, during 2007, all of the filing requirements under Section 16(a) of the Exchange Act were timely satisfied, except for a late Form 3 filed by each of John Timmer and Mark Garrigus on February 14, 2007 related to his initial statement of beneficial ownership of Company common stock and a late Form 4 filed by Mr. Pryor on August 9, 2007 related to a purchase of Company common stock.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified in the table entitled “Election of Directors – Nominees for Election”.

Name	Age	Position with Company
Robin VanCastle	54	Chief Financial Officer

Robin VanCastle was appointed as our Chief Financial Officer, effective May 1, 2007. Ms. VanCastle previously served as our Chief Accounting Officer from October 2006 through her appointment as Chief Financial Officer, and has served as a Vice President of the Company since June 2004. Ms. VanCastle has also served as the Bank’s Group Senior Vice President Financial Management since August 1993. From August 1990 until August 1993, Ms. VanCastle was the Director of Internal Audit at the Bank. Prior to joining the Bank, Ms. VanCastle was a CPA in public accounting for 11 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2008 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our Chief Executive Officer, Chief Financial Officer, as well as our three other most highly compensated executive officers (collectively, the “Named Officers”), (3) each of our directors, and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to us prior to March 31, 2008.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2008 (60 days after March 31, 2008), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 10,800,335 shares of common stock outstanding as of March 31, 2008. Shares of common stock subject to options currently exercisable or exercisable on or before May 30, 2008 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned (%)	Number of Options Included in Number of Shares Beneficially Owned
Bruce W. Taylor	4,772,320	(1)	44.0%	36,000
Jeffrey W. Taylor	4,766,430	(2)	44.0%	36,000
Ronald D. Emanuel	149,451	(3)	1.4%	15,480
Edward T. McGowan	99,314	(4)	*	15,480
Mark T. Garrigus	85,849		*	57,035
Mark A. Hoppe	60,030		*	—
Robin VanCastle	40,311		*	25,861
Richard W. Tinberg	34,340		*	10,320
John F. Timmer	20,591		*	—
Melvin E. Pearl	19,340		*	10,320
Mark L. Yeager	14,340		*	10,320
Ronald L. Bliwas	6,725		*	2,520
Shepherd G. Pryor, IV	6,667		*	2,820
Louise O’Sullivan	4,097		*	1,620
All directors and executive officers as a group (13 persons)	5,393,205		48.9%	223,776

Five percent stockholders:
Cindy Taylor Robinson	4,770,600	(5)	44.2%	—
Taylor Voting Trust U/A/D 11/30/98	4,686,600	(6)	43.4%	—
Bank of America Corporation	800,066	(7)	7.5%	—

*	Denotes beneficial ownership less than one percent.
(1)

Includes (i) 4,686,600 shares the Company’s common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, (ii) 39,720 shares of the Company’s common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy L. Taylor Robinson serve as trustees; and (iii) 10,000 shares held directly.

(2)	Includes (i) 4,686,600 shares of the Company’s common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, (ii) 39,780 shares of the Company’s common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as trustees, (iii) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, (iv) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA, (v) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA, and (vi) 3,000 shares owned by Susan Taylor.
(3)	Includes 128,691 shares owned by the Emanuel Family Partnership.
(4)	Includes 15,000 shares owned by the Edward T. McGowan Trust.
(5)	Includes (i) 4,686,600 shares of the Company’s common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees, (ii) 39,720 shares of the Company’s common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (iii) 39,780 shares of the Company’s common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, and (iv) 4,500 shares held directly.
(6)	Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson each serve as trustees of Taylor Voting Trust U/A/D 11/30/98.
(7)	As reported on a Schedule 13G filed with the SEC on February 7, 2008 jointly by Bank of America Corporation, NB Holdings Corporation, Bank of America, National Association, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Columbia Management Group, LLC, Columbia Management Advisors, LLC and United States Trust Company, N.A. According to the Schedule 13G: (a) Bank of America Corporation and NB Holdings Corporation each has shared voting power with respect to 650,385 shares of Common Stock and shared dispositive power with respect to 800,066 shares of Common Stock, (b) Bank of America, National Association has sole voting and dispositive power with respect to 22 shares of Common Stock, shared voting power with respect to 637,013 shares of Common Stock and shared dispositive power with respect to 786,694 shares of Common Stock, (c) Banc of America Securities Holdings Corporation has shared voting and dispositive power with respect to 13,250 shares of Common Stock, (d) Banc of America Securities LLC has sole voting and dispositive power with respect to 13,250 shares of Common Stock, (e) Columbia Management Group, LLC has shared voting power with respect to 637,013 shares of Common Stock and shared dispositive power with respect to 786,694 shares of Common Stock, (f) Columbia Management Advisors, LLC has sole voting power with respect to 637,013 shares of Common Stock, sole dispositive power with respect to 781,874 shares of Common Stock and shared dispositive power with respect to 4,820 shares of Common Stock, and (g) United States Trust Company, NA has sole voting and dispositive power with respect to 100 shares of Common Stock. The address for each of the reporting persons is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

Compensation Discussion and Analysis

Overview

The Company’s compensation programs for executive officers and key employees are administered under the direction of the Compensation Committee (the “Committee”). The Committee’s primary responsibilities include reviewing and making recommendations to our Board of Directors with respect to the Company’s compensation programs and overseeing the administration of the Company’s employee benefit plans. The Committee reviews and approves the compensation of Bruce W. Taylor, the Company’s Chairman and Chief Executive Officer, and Jeffrey W. Taylor, the Company’s Executive Managing Director, Market Development and New Ventures. The Committee also considers the compensation recommendations of the Company’s Chairman and Chief Executive Officer in making its compensation decisions relative to other executive officers. The Human Resources Department collects all relevant and historical compensation information, and works at the direction of the Committee in putting forth preliminary recommendations regarding compensation levels for the Company’s executive officers.

Objectives of Compensation Program

The primary objectives of the Committee with respect to the Company’s executive compensation program are to (1) attract, motivate and retain individuals who will contribute to the Company’s success, (2) align the interests of the Company’s executives with the long-term interests of our stockholders through award opportunities that can result in the ownership of our common stock, and (3) motivate behavior to attain the Company’s vision. To achieve these objectives, the Committee has designed and implemented an executive compensation program using the following criteria:

•

Compensation should be performance-based. The Committee believes that a portion of the short-term and long-term financial rewards to the Company’s executives should be tied to Company and individual performance goals. The Committee believes that this element of the executive compensation program should increase if performance goals are achieved or exceeded and, correspondingly, should decrease if performance goals are not achieved.

•

Compensation should align the interests of the Company’s executives with the interests of the Company’s stockholders. The executive compensation program emphasizes equity incentives in order to align executive officers’ interests with those of the Company’s stockholders. Awards of restricted stock and stock options are designed to encourage and motivate executive officers to act as owners of the Company, and the Committee believes that such awards encourage executive officer and employee actions focused on the Company’s long-term success.

•

Compensation should be competitive. The Company’s executive compensation program is designed to compensate the Company’s executives at levels comparable to executives at similar companies. The Committee annually reviews our executive compensation program to ensure that remuneration levels and benefits are competitive with Towers Perrin’s published survey data, and utilizes publicly available information and compensation surveys to make informed decisions regarding pay and benefit practices. The Committee engages a compensation consultant who provides the requisite data and analysis, and serves as an advisor on compensation-related issues.

The executive compensation program’s objectives are achieved through a pay-for-performance, total compensation approach, inclusive of base salary, annual and long-term cash incentives, and equity compensation. Pay-for-performance is addressed through the design of the variable elements of the executive compensation program, which generally includes cash compensation tied to financial-based performance metrics, competitive pay practices and equity compensation. Consistent with the pay-for-performance approach, target compensation levels are established through a review of analyses that are prepared by the Company’s compensation consulting firm on a bi-annual basis and updated in the intervening years by our Human Resources Department. The Committee considers these analyses as it determines the cash and incentive compensation elements of executive compensation packages with the intention of paying the Company’s executives at or near the median of base salary, total cash compensation and equity incentive compensation (within dilution constraints) relative to the published survey data of Towers Perrin.

Compensation Consultant

In July 2006, the Committee retained Towers Perrin, a compensation consulting firm, to provide information, to evaluate and make recommendations on the Company’s compensation practices. Towers Perrin performed analysis of compensation compared to Towers Perrin’s 2006 Financial Services Executive Compensation Database. The Committee considered this analysis as it determined the cash and incentive compensation elements of executive compensation packages for 2007 with the intention of paying the Company’s executives at or near the median of base salary, total cash compensation, and equity incentive compensation (within dilution constraints) relative to the Towers Perrin published survey data.

During 2007, the Committee retained Towers Perrin to provide compensation information and recommendations for specific executive officers who were promoted or newly hired in their positions. The Human Resources Department also updated the 2006 published survey data from Towers Perrin in order to bring our assessment of pay levels current using recommended projection methods.

The Committee expects to periodically retain a compensation consultant to provide the Committee with information regarding competitive market data, guidance with respect to certain legal and regulatory requirements and compensation best practices. The Committee believes that a compensation consultant’s input and guidance provides an appropriate framework for the Committee to make informed decisions with respect to our executive compensation program. The Committee does not prohibit management from engaging the same compensation consultant for other compensation advisory projects and Towers Perrin has performed services for the Company separate from its work for the Committee. However, the Committee believes the nature of those engagements, and the fees paid on those engagements, have not compromised Towers Perrin’s independence or advice to the Committee.

Elements of the Compensation Program

Total Compensation. The Committee considers all components of the Company’s compensation program in the aggregate rather than focusing on any one component in isolation. The Committee reviews the dollar value of each of the following compensation components for each Named Officer:

•	Base salary;

•	Cash incentive bonuses;

•	Equity compensation, including stock options and restricted stock;

•	Retirement (including Supplemental Retirement Plan (SERP)), health and welfare benefits; and

•	Perquisites

At a Committee meeting held during the first quarter of each year, the Committee reviews and approves the compensation of each Named Officer and sets base salaries (effective in late March), establishes annual incentive bonus plan targets and performance goals under the 2007 Incentive Bonus Plan, approves equity incentive awards for the current year and determines annual incentive cash bonus plan awards for the year just concluded. The meeting at which the Committee approves annual equity incentive awards for the current year typically is scheduled after the earnings press release for the prior year at a time when the Company has not imposed a blackout period for transactions involving its common stock.

The following describes in more specific terms the elements of Named Officer compensation in 2007:

Base Salary. Base salary is established for each Named Officer based on his or her unique value and historical contributions to the Company’s success. The Committee, among other things, takes into account competitive market compensation paid by companies in the published survey data of Towers Perrin for similar positions. The information used by the Committee in setting base salary levels includes data available from objective, professionally conducted market studies, such as the Towers Perrin reports discussed above, which is then integrated with Company and individual performance considerations. The Committee annually reviews the base compensation of our Named Officers to assure that a competitive position is maintained.

As discussed above, executive officer base salaries are targeted at or near the median of the Towers Perrin published survey data. Base salaries are determined by evaluating each executive officer’s level of responsibility and experience and the Company’s performance for the immediately completed period. Increases to base salaries, if granted, are driven primarily by individual performance and comparative data from the Towers Perrin published survey data. Individual performance is evaluated by reviewing the Named Officer’s success in achieving business results, promoting our core values and demonstrating leadership abilities. In setting the base salaries of the executive officers for 2007, the Committee reviewed the compensation of comparable senior executives from the Towers Perrin published survey data. In 2007, the Committee increased the base salaries of many of our Named Officers by approximately 4%. However, the Committee decreased the base salary of Jeffrey W. Taylor by approximately 6% in light of the changes in his responsibilities. In making this determination, the Committee recognized the lack of comparable market compensation data for the new position held by Jeffrey W. Taylor, and the Committee acknowledged that his compensation should be reassessed for 2008. The Committee also increased the base salary of Robin VanCastle by approximately 9% in connection with her promotion to Chief Accounting Officer in October 2006 and by approximately 30% in connection with her promotion to Chief Financial Officer in May 2007. Notwithstanding the significant percentage increase in Ms. Van Castle’s base salary, the Committee recognized that her resulting base salary was less than the median of the Towers Perrin published survey data for a chief financial officer. However, the Committee felt this base salary level was appropriate given her recent promotion to this position, and the Committee determined that the Towers Perrin published survey data may play a greater role in assessing her base salary in future years. The Committee does not target base salary at any particular percent of total compensation, however, in setting base salary levels, the Committee does review information regarding the projected total compensation that each executive officer can earn to ensure that each executive’s total pay package remains reasonable and appropriate for the position, in the Committee’s view.

Cash Incentive Bonuses. Cash incentive bonuses are used to focus our management group on achieving key corporate financial objectives, to motivate certain desired individual behaviors and to reward substantial achievement of Company financial objectives and individual goals. The Committee uses cash bonuses to reward performance achievements generally only as to years in which the Company is profitable. Bonuses, if any, are determined and paid on an annual basis after completion of the bonus year.

The Committee administers our 2007 Incentive Bonus Plan, which was approved by our Board of Directors on April 26, 2007, and by our stockholders on June 7, 2007. Under this plan, the Named Officers and designated officers are eligible to receive cash bonuses based on the attainment of the financial objectives described below. The bonus plan is comprised of two components:

Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable performance goals established at the beginning of each fiscal year. In the past, the Committee has based bonuses for the Named Officers on achievement of pre-established net income targets because it believes that the Company should reward profitability. Individual performance objectives are determined by the executive officer to whom the potential bonus recipient reports or, in the case of our Named Officers, by the Committee. The Committee considers factors such as the Named Officer’s position and responsibility, performance and contributions, years of experience with the Company and in the industry, knowledge of the banking industry, ability to recruit and build a management team and commitment to the Company’s stated goals and objectives. For 2007, the incentive bonus targets (as a percentage of base salary) ranged from 35% to 50% of base salary. While net income is not the only criteria, because we did not achieve our corporate

2007 net income target, and reported a loss for the year, no annual incentive bonuses were paid to any of our Named Officers.

Long Term Incentive Plan. The Committee terminated the Company’s previous LTIP at the end of 2004. Under a revised 2005 LTIP, only Jeffrey W. Taylor and Bruce W. Taylor, in their capacities as Chief Executive Officer of the Company during different periods in 2006, were eligible to participate in the plan and in connection with that, the Committee eliminated the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation packages, taking into consideration their existing equity in the Company and the significant number of shares represented by outstanding equity awards.

The LTIP consists of a series of independent three-year performance-based plans. The performance-based plans are intended to further the growth and improve the profitability of the Company. The LTIP provides long-term opportunities for participants to share in the value they help create as the Company achieves and exceeds targeted performance goals.

Jeffrey W. Taylor and Bruce W. Taylor were each eligible to receive a targeted award amount of $400,000 in LTIP cash compensation with a minimum of $0 and a maximum of $1,000,000 with respect to the 2005 plan year, payable in 2008. The Committee approved another three-year performance-based plan in April 2006, which has a target award amount of $400,000, with a minimum of $0 and a maximum of $1,000,000, payable in 2009. The Committee did not approve a three-year performance-based plan in 2007.

The actual award amounts are determined based on attainment of diluted earnings per share (“EPS”) and return on average equity (“ROAE”) targets as of the last day of each three-year performance cycle. For the three-year period ended December 31, 2007, the minimum EPS target was $2.00 per share and the minimum ROAE target was 11.93%. No award payments were made from the LTIP during 2008 because we did not achieve such targets for the three-year period ended December 31, 2007. No award payments are expected to be made from the LTIP during 2009 for the three-year period ending December 31, 2008 because we do not anticipate meeting the minimum EPS and ROAE targets for such period.

The Committee believes that including an annual incentive bonus program as a part of the executive compensation program improves the Company’s ability to attract and retain talented individuals by using variable, performance-based pay. The intent of the program is to reward short-term performance that increases stockholder value. The Committee believes that this component of executive compensation should increase if performance goals are achieved or exceeded and, correspondingly, should decrease if performance goals are not achieved.

As Messrs. Taylor and Taylor already beneficially own a significant amount of our common stock, if LTIP goals are met or exceeded, LTIP awards paid in cash reduce the dilution to stockholders that otherwise would result from equity awards.

Equity Compensation. The Company’s Board of Directors and the Committee believe that long-term equity compensation incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests to increase stockholder value. The Committee administers the Company’s 2002 Incentive Compensation Plan, which was approved by our Board of Directors on June 20, 2002, and by our stockholders on June 27, 2002. Under this plan, directors, officers and employees selected by the Committee are eligible to receive awards, including incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, stock awards and performance awards. Options granted under the plan may be incentive stock options or nonqualified stock options. Stock appreciation rights may be granted at any time either in tandem with an option or on a freestanding basis. Subject to the provisions of the plan, the Committee will determine the type of award, when and to whom awards will be granted, the number of shares or amount of cash covered by each award and the terms and kinds of consideration payable with respect to awards. To date, the Committee has only authorized stock option and restricted stock awards under the plan.

Stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of our common stock. Stock options are granted with an exercise price equal to the closing sale price of the Company’s common stock on the date of grant, and are subject to vesting over time (generally over four years). All stock options granted in 2007 are exercisable, subject to vesting, at any time during a term of eight years from the date of grant. However, the term of an option will be shortened following a termination of employment.

Grants of restricted stock also provide executives with the opportunity to accumulate an equity interest in our company. The value of restricted stock shares granted under the plan is determined based upon the last closing sale price of our common stock on the date of grant, and such shares are subject to vesting over time. Specifically, half of the underlying shares vest on the third anniversary of the grant date, and an additional 25% of these underlying shares vest on each of the fourth and fifth anniversaries of the grant date.

In March 2005, the Committee eliminated the equity compensation component from Jeffrey W. Taylor’s and Bruce W. Taylor’s overall long-term compensation packages due to considerations related to the perceived aggregate common stock overhang of the Company’s outstanding equity awards. Accordingly, neither of them were granted stock options or restricted stock in 2007. In May 2007, the Committee granted stock options and restricted stock awards to the Other Named Officers. The factors influencing stock option and restricted stock grants to our Named Officers include Company performance, particularly net income, relative levels of responsibility and contributions to the businesses of our company and pay competitiveness with comparable companies.

Retirement, Health and Welfare Benefits. The Company offers a variety of retirement, health and welfare programs to eligible employees. The Named Officers generally are eligible for the same health and welfare benefit programs on the same basis as the rest of the Company’s employees. The Company’s health and welfare programs include medical, dental, vision, life insurance, disability insurance, accidental death and disability and flexible spending accounts.

The Company also offers retirement programs that are intended to supplement the employee’s personal savings and social security benefits, including a profit sharing plan (the “401(k) Plan”) and a non-qualified deferred compensation plan. The purpose of each of these plans is to enable employees to adequately save for retirement.

The Company’s 401(k) Plan is intended to satisfy the tax qualification requirements of Section 401(k) of the Code. The Committee approved the transfer of the profit sharing portion of the Profit Sharing/ESOP plan to the 401(k) Plan effective for the prior year to achieve administrative efficiencies. All eligible employees, including executive officers, may participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. The Company makes a matching contribution to the 401(k) Plan equal to 100% of each participant’s first 1% of compensation deferred and 50% of a participant’s deferrals above 1% of compensation, up to a maximum of 6% of the participant’s salary. The Company has discretion to change or discontinue matching contributions under the 401(k) Plan. In the Company’s sole discretion, the Company may make contributions to the profit sharing portion of the 401(k) Plan in the form of cash. Employer discretionary contributions and profit sharing accounts are subject to vesting requirements.

The Company also maintains a defined contribution ESOP plan covering employees who (1) have completed 30 days of continuous service during a year in which they complete 1,000 hours of service by year-end, as defined in the plan, (2) are at least 18 years old, and (3) meet certain other eligibility requirements.

In addition, the Company maintains the Taylor Capital Group Non-Qualified Deferred Compensation Plan for the Company’s senior managers, including the Named Officers. Senior managers may elect to defer their own salary and incentive earnings, and the Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation (“NQDC”) and supplemental executive retirement (“SERP”) contributions. The Committee also has the authority to make discretionary contributions into the plan. NQDC and SERP contributions are determined based upon different formula and have different vesting schedules. The purpose of the NQDC and SERP contributions is to enable senior managers, including Named Officers, to adequately save for their retirement. All contributions under this plan are maintained in a rabbi trust.

Perquisites and Other Compensation. The Company provides perquisites to our Named Officers which the Committee believes are reasonable and within market practice. While there is a personal element, in the case of perquisites such as club memberships, these benefits are intended to be used by the Named Officers primarily with customers and business prospects.

The Named Officers are provided with the following perquisites as a supplement to their other compensation:

•	Bruce Taylor, Jeffrey Taylor and John Timmer each received an auto allowance in 2007.

•

In 2004, the Company discontinued a split-dollar life insurance policy for each of Bruce Taylor, and Jeffrey Taylor. In lieu of this policy, Bruce Taylor and Jeffrey Taylor each receive a payment equal to the premium that was paid under the prior policy annually.

•

Bruce Taylor, Jeffrey Taylor and John Timmer each received reimbursements for club membership dues in 2007. The club memberships that are eligible for reimbursement include country clubs, dining clubs and health clubs.

•	Named Officers are eligible to receive a reimbursement if they choose to utilize a professional financial planner.

•

Bruce Taylor and Jeffrey Taylor have a salary continuation benefit which is payable to their respective spouses, families or estates following their death. The benefit for each of Bruce and Jeffrey Taylor is equal to the dollar amount of their then current annual base salary, and will be funded from key man life insurance policies purchased by the Company in 2004.

Accounting and Tax Considerations

The Committee considers the financial accounting treatment to the Company of various elements of compensation as one of several factors in its determination of the amount and form of compensation. The Company has intended for our compensation program to comply with Internal Revenue Code Section 162(m). Section 162(m) of the Code includes a limitation on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no executive officers with non-performance based compensation in excess of the Section 162(m) tax deduction limit in 2007. However, if compensation is based on the achievement of performance goals that the Committee sets pursuant to plans approved by the Company’s stockholders, the compensation is not included in the computation of the limit. Although the Committee may award non-deductible compensation in circumstances where the Company deems it appropriate, the Committee generally intends for all compensation paid to the Company’s executive officers to be tax deductible pursuant to the Code.

Stock Ownership Guidelines

In March 2003, the Company adopted a share retention policy that supports the Committee’s belief that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests to increase stockholder value. The Company and the Bank require that Bank officers, including the Named Officers, at or above the level of executive vice president own at least the lower of (1) 35,000 shares of our common stock and (2) a number of shares of our common stock having a value of 2.5 times their base salary. Shares which count toward the fulfillment of this requirement include vested and unvested ESOP and restricted shares, vested stock options and shares owned outright. A Named Officer’s failure to satisfy these guidelines may be a factor for consideration in future equity grants.

Recovery of Compensation

The Company does not have a policy to seek to adjust retroactively or recover Named Officers’ salaries or bonuses.

2008 Compensation Actions

Mark A. Hoppe was appointed the Company’s President and the President and Chief Executive Officer of its wholly-owned subsidiary Cole Taylor Bank, effective February 4, 2008. We entered into an employment agreement expiring in January 2012, subject to automatic one year extensions, with Mr. Hoppe which provided that Mr. Hoppe will be paid an initial annual base salary of $550,000. Mr. Hoppe is also eligible for a performance-based annual cash bonus to be determined in accordance with the Company’s annual incentive compensation program, provided, that Mr. Hoppe’s annual cash bonus level target is set at 100% of his base salary and he is entitled to receive a minimum of $300,000 of incentive compensation under the incentive compensation program for 2008. The employment agreement further provides that Mr. Hoppe is eligible to participate in our incentive compensation bonus plan with an annual starting target of 100% of base salary; which will be paid in accordance with the terms of the incentive compensation plan, and is eligible to receive additional benefits and participate in other Company benefit plans, including the Company’s Deferred Compensation Plan, 401(k) profit sharing plan and health and welfare benefit plans. The Committee approved the grant to Mr. Hoppe of an option to purchase an aggregate of 50,000 shares of common stock of the Company at a price of $19.99 per share and a one-time award of 60,030 shares of restricted stock each grant vesting 25% per year.

On April 22, 2008, upon the recommendation of the Committee, the Board of Directors approved the amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, subject to stockholder approval of such amendment and restatement of the plan at the Annual Meeting. For further information concerning the material features of the amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, please see Proposal 2: Approval of the Amended and Restated Taylor Capital Group, Inc. 2002 Incentive Compensation Plan in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Melvin E. Pearl (Chairman)

Louise O’Sullivan

Richard W. Tinberg

The above report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past served, on the compensation committee or board of directors of any other company the executive officers of which serve on our Compensation Committee or Board of Directors.

EXECUTIVE COMPENSATION

The following table provides information concerning the compensation for the Company’s Named Officers who served in such capacities during the years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Bruce W. Taylor,	2007	$519,761	$—	$—	$41,395	$—	$70,497	$83,556	$715,209
Chairman of the Board and CEO	2006	505,000	—	—	41,470	193,862	79,424	146,153	965,909

Jeffrey W. Taylor,	2007	483,077	—	—	41,395	—	71,759	96,979	693,210
Executive Managing Director, Market Development and New Ventures	2006	505,000	—	—	41,470	193,862	104,585	160,825	1,005,742

Robin VanCastle,	2007	237,883	—	40,089	18,010	—	21,922	10,311	328,215
Chief Financial Officer	2006	171,570	—	33,494	14,192	50,000	31,986	18,970	320,212

John F. Timmer,	2007	292,810	—	24,375	137,698	—	56,795	58,063	569,741
Executive Vice President of Relationship Banking(5)	2006	285,000	—	38,187	117,678	130,000	66,326	84,032	721,223

Mark T. Garrigus,	2007	244,008	—	8,619	100,906	—	54,077	9,754	417,364
Executive Vice President of Credit Policy and Chief Credit Officer(6)	2006	237,500	—	6,571	90,771	80,000	58,154	33,646	506,642

(1)	The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2007, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes restricted stock awards granted in and prior to 2007. Assumptions used in the calculation of the grant date fair value of restricted stock awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008.
(2)	The amounts in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2007, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes stock option awards granted in, and prior to, 2007. Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008.
(3)	Represents amounts earned during year and paid in the following year under the Company’s 2002 Incentive Bonus Plan.
(4)	Detail of All Other Compensation in 2007 is included in the table captioned “2007 All Other Compensation” below.
(5)	Mr. Timmer’s employment as Executive Vice President of Relationship Banking terminated as of March 31, 2008.
(6)	Mr. Garrigus’ employment as Executive Vice President of Credit Policy and Chief Credit Officer will terminate on or about June 30, 2008.

2007 ALL OTHER COMPENSATION

The following table and related footnotes set forth certain information concerning the amounts under the “All Other Compensation” column in the 2007 Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits ($)	Non-Qualified Deferred Compensation Contributions by Company(1)	Insurance Premiums ($)(2)	Payment in Lieu of Split Dollar Life Insurance Policy(3)	Company Contributions to Qualified Retirement Plans ($)		Severance Payments/ Accruals ($)	Total ($)
Bruce W. Taylor	$45,006	$20,273	$6,662	$—	$11,615	(4)	$—	$83,556
Jeffrey W. Taylor	52,706	7,603	11,201	13,854	11,615	(5)	—	96,979
Robin VanCastle	—	987	—	—	9,324	(6)	—	10,311
John F. Timmer	19,311	28,203	—	—	10,549	(7)	—	58,063
Mark T. Garrigus	—	1,580	—	—	8,174	(8)	—	9,754

(1)	The Taylor Capital Group Non-Qualified Deferred Compensation Plan is a non-qualified plan that provides certain of the Company’s managers, including the Named Officers, the opportunity to defer compensation in excess of the limitations imposed in qualified retirement plan benefits. Participants are eligible to defer up to 75% of their base salary and 95% of their cash incentive earnings and the Company’s Compensation Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation or supplemental executive retirement (“SERP”) contributions.
(2)	Represents insurance premiums paid on behalf of Jeffrey W. Taylor and Bruce W. Taylor for supplementary disability coverage, and key man life insurance, the proceeds of which would be used to fund salary continuation benefits upon their death.
(3)	Represents a payment in cash in lieu of a split dollar life insurance policy.
(4)	Represents $7,875 in matching 401(k) contributions, $2,096 in profit sharing contributions, and $1,644 in contributions to the ESOP.
(5)	Represents $7,875 in matching 401(k) contributions, $2,096 in profit sharing contributions, and $1,644 in contributions to the ESOP.
(6)	Represents $5,584 in matching 401(k) contributions, $2,096 in profit sharing contributions, and $1,644 in contributions to the ESOP.
(7)	Represents $6,809 in matching 401(k) contributions, $2,096 in profit sharing contributions, and $1,644 in contributions to the ESOP.
(8)	Represents $4,434 in matching 401(k) contributions, $2,096 in profit sharing contributions, and $1,644 in contributions to the ESOP.

Perquisites and Other Personal Benefits in 2007 consisted of:

Name	Personal Use of Company Car/Parking ($) (1)	Country Club Dues ($)	Dining Club Dues ($)	Wealth Management Services ($)(2)	Total Perquisites and Other Personal Benefits ($)
Bruce W. Taylor	$11,712	$23,676	$6,378	$3,240	$45,006
Jeffrey W. Taylor	21,387	23,315	5,326	2,678	52,706
Robin VanCastle	—	—	—	—	—
John F. Timmer	8,220	9,299	—	1,792	19,311
Mark T. Garrigus	—	—	—	—	—

(1)	Reflects lease payments and license plate expense.
(2)	Eligible executive officers may receive a 20% discount on fees for services performed by Cole Taylor Bank’s Wealth Management department. Amounts reflect estimates of the discounts received for services rendered during 2007.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to options to purchase shares of our common stock and restricted stock granted during the year ended December 31, 2007, to each of our Named Officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce W. Taylor	—	—	—	—	—	—	—	—		—	—	—
Jeffrey W. Taylor	—	—	—	—	—	—	—	—		—	—	—
Robin VanCastle	5/22/07	—	—	—	—	—	—	1,121	(4)	—	—	$34,000
	5/22/07									5,045	$30.33	46,717
John F. Timmer	5/22/07	—	—	—	—	—	—	2,638	(4)	—	—	80,011
	5/22/07									11,869	30.33	109,907
Mark Garrigus	5/22/07	—	—	—	—	—	—	1,978	(4)	—	—	59,993
	5/22/07									8,902	30.33	82,433

(1)	The award represents a restricted stock award granted to the Named Officer in accordance with the Company’s 2002 Incentive Compensation Plan. The value of the award is based upon the closing market price of the Company’s common stock on the date of grant, which is the date the Compensation Committee of the Board of Directors approved the individual restricted stock awards.
(2)	The per-share exercise or base price of the option grants is determined as the closing market price of the Company’s common stock on the date of grant, which is the date the Compensation Committee approved the individual stock option grants.
(3)	Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008.
(4)	For each grant of restricted stock, 50% of the award will vest on May 22, 2010, 25% on May 22, 2011, and the remaining 25% on May 22, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

The following table includes certain information with respect to the value of all unexercised options to purchase shares of the Company’s common stock and unvested shares of restricted stock previously awarded to the Named Officers as of December 31, 2007:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Bruce W. Taylor	16,000	4,000	(1)	—	$20.00	3/19/2013	—		—	—	—
	12,000	8,000	(1)	—	26.08	3/17/2014

Jeffrey W. Taylor	16,000	4,000	(1)	—	20.00	3/19/2013	—		—	—	—
	12,000	8,000	(1)	—	26.08	3/17/2014

Robin VanCastle	4,725	—		—	18.00	2/25/2009				—	—
	4,725	—		—	19.33	2/28/2010
	3,150	—		—	22.67	3/2/2011
	3,000	—		—	19.33	3/1/2012
	4,000	1,000	(1)	—	20.00	3/19/2013
	3,000	2,000	(1)	—	26.08	3/17/2014
	—	5,045	(2)	—	30.33	5/22/2015
							2,392	(3)	$48,797
							2,000	(4)	40,800
							1,121	(5)	22,868
John F. Timmer	15,000	—		—	19.33	8/20/2012				—	—
	6,600	1,650	(1)	—	20.00	3/19/2013
	6,750	4,500	(1)	—	26.08	3/17/2014
	8,863	13,296	(1)	—	31.36	3/7/2015
	4,327	12,981	(2)	—	37.51	3/1/2014
	—	11,869	(2)	—	30.33	5/22/2015
							2,638	(6)	53,815
Mark T. Garrigus	7,500	—		—	20.00	10/9/2010				—	—
	7,500	—		—	22.67	3/2/2011
	8,250	—		—	19.33	3/1/2012
	6,600	1,650	(1)	—	20.00	3/19/2013
	4,950	3,300	(1)	—	26.08	3/17/2014
	6,652	9,979	(1)	—	31.36	3/7/2015
	3,365	10,097	(2)	—	37.51	3/1/2014
	—	8,902	(2)	—	30.33	5/22/2015
							1,978	(7)	40,351

(1)	Vests at a rate of 20% per year for the first five years of a ten-year option term.
(2)	Vests at a rate of 25% per year for the first four years of an eight-year option term.
(3)	A restricted stock grant of 2,392 shares, of which 50% will vest on March 7, 2008 and an additional 25% will vest on each of March 7, 2009 and 2010.
(4)	A restricted stock grant of 2,000 shares, of which 50% will vest on March 1, 2009 and an additional 25% will vest on each of March 1, 2010 and 2011.
(5)	A restricted stock grant of 1,121 shares, of which 50% will vest on May 22, 2010 and an additional 25% will vest on each of May 22, 2011 and 2012.
(6)	A restricted stock grant of 2,638 shares, of which 50% will vest on May 22, 2010 and an additional 25% will vest on each of May 22, 2011 and 2012.
(7)	A restricted stock grant of 1,978 shares, of which 50% will vest on May 22, 2010 and an additional 25% will vest on each of May 22, 2011 and 2012.

2007 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised by our Named Officers, and restricted stock held by our Named Officers that vested, during the year ended December 31, 2007:

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bruce W. Taylor	—	—
Jeffrey W. Taylor	—	—
Robin VanCastle	—	—
John F. Timmer	5,172	$161,315	(1)
Mark T. Garrigus	1,293	45,462	(2)

(1)	Represents the number of shares of restricted stock acquired on vesting multiplied by $31.19 per share, the market price of the Company’s common stock on September 21, 2007, the last business day preceding the date of vesting.
(2)	Represents the number of shares of restricted stock acquired on vesting multiplied by $35.16 per share, the market price of the Company’s common stock on April 2, 2007, the date of vesting.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Bruce W. Taylor	$—	$20,273	$70,497	$—	$899,142
Jeffrey W. Taylor	—	7,603	71,759	—	1,094,356
Robin VanCastle	—	987	21,922	67,064	308,164
John F. Timmer	161,046	28,203	56,795	—	1,007,345
Mark T. Garrigus	—	1,580	54,077	—	735,586

(1)	Reflects employer contributions made in 2008 for 2007.
(2)	Reflects balance as of December 31, 2007.

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and related footnotes describe the potential payments upon termination or a change in control for Bruce Taylor, Jeffrey Taylor, Robin VanCastle, John Timmer and Mark Garrigus, in each case assuming termination or a change in control occurred as of December 31, 2007.

Bruce Taylor

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	—	—	$1,600	$1,600	—
Restricted Stock(3)	—	—	—	—	—	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	—
Salary Continuation(5)	—	—	—	525,200	—	—
COBRA(6)	—		—	—	—	—
Outplacement Services(7)	—	—	—	—	—	—

Jeffrey Taylor

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	—	—	$1,600	$1,600	—
Restricted Stock(3)	—	—	—	—	—	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	—
Salary Continuation(5)	—	—	—	475,000	—	—
COBRA(6)	—	—	—	—	—	—
Outplacement Services(7)	—	—	—	—	—	—

Robin VanCastle

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$400	—	$400	$400	—
Restricted Stock(3)	—	112,465	—	112,465	112,465	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$308,164
Salary Continuation(5)	—	600,000	—	—	—	—
COBRA(6)	—	23,640	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

John F. Timmer

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$660	—	$660	$660
Restricted Stock(3)	—	53,815	—	53,815	53,815	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$1,007,345
Salary Continuation(5)	—	739,220	—	—	—	—
COBRA(6)	—	23,640	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

Mark T. Garrigus

	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)
Long Term Incentive(1)	—	—	—	—	—	—
Stock Options(2)	—	$660	—	$660	$660
Restricted Stock(3)	—	40,351	—	40,351	40,351	—
Non-Qualified Deferred Compensation Plan(4)	—	—	—	—	—	$735,586
Salary Continuation(5)	—	616,015	—	—	—	—
COBRA(6)	—	23,640	—	—	—	—
Outplacement Services(7)	—	15,000	—	—	—	—

Ms. VanCastle, Mr. Timmer, and Mr. Garrigus have change in control agreements with the Company. As a result of the termination of employment of Messrs. Timmer and Garrigus subsequent to December 31, 2007, no benefits under the change of control agreements will be payable to Messrs. Timmer and Garrigus. These change in control agreements are effective for a period of two years after a change of control event. If they are terminated during the Change Period (as defined in the agreements), they receive the benefits as articulated within the agreement.

(1)	100% of account balances as of the date of a Change of Control (as defined in the agreements) will be paid to the participants within thirty days thereafter.
(2)	Options granted beginning in 2003 become fully/immediately vested and exercisable upon death, disability or involuntary loss of employment within twelve months following a Change of Control. Participants vest within thirty days of a Change of Control if options are not assumed or substituted by the successor entity. Reflects the difference between the $20.40 closing price of our common stock on December 31, 2007 and the exercise price of each unvested stock option that would vest as a result of the assumed termination event.
(3)	Stock granted beginning in 2003 becomes fully and immediately vested upon death, disability or involuntary loss of employment within twelve months following a Change of Control. Reflects the value of unvested restricted stock that would vest as a result of the assumed termination event, based on the $20.40 closing price of our common stock on December 31, 2007.
(4)	Unvested portions of accounts become fully vested upon the effective date of the Change of Control. Reflects total NQDC account balance (both vested and unvested) as of December 31, 2007.

(5)	For Bruce W. Taylor and Jeffrey W. Taylor, the amounts reflect payments payable pursuant to a salary continuation plan to the estates of Bruce W. Taylor and Jeffrey W. Taylor upon their death. Under the plan, upon death, a benefit in the amount of one times the participant’s then current base salary will be paid to the participant’s estate in twelve equal monthly installments. The Company intends to use proceeds from key man life insurance policy to fund these benefits. For Robin VanCastle, John Timmer and Mark Garrigus, amounts reflect a lump sum payment equal to two and one-half times the individual’s annual compensation.
(6)	COBRA Continuation Coverage for executive and qualifying family members for up to eighteen months. Value based on 2008 rates as follows: PPO 500 Deductible Family Coverage/$1,215.17 per month, PPO Family Dental Coverage/$76.87, and Vision Care Family Coverage/$21.27 for the full eighteen month period.
(7)	Services to be provided beginning with the date of termination. Value based on estimated cost of services.

DIRECTOR COMPENSATION

Our non-employee directors receive an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee receives an additional annual fee of $5,000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Each non-employee director may also receive an annual equity award, at the discretion of the Compensation Committee of our Board of Directors, under our 2002 Incentive Compensation Plan. In 2007, each of our non-employee directors received options to purchase 801 shares of our common stock and two of those non-employee directors, who are also directors of our Bank, received options to purchase an additional 401 shares of our common stock. These options vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition, during 2007, each of our non-employee directors received a restricted stock grant of 178 shares of our common stock and two of those non-employee directors, who are directors of the Bank, received an additional restricted stock grant of 89 shares of our common stock. The restricted stock grants vest 50% on the third anniversary date of grant and 25% on each of the fourth and fifth anniversary date of grant. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their services as a director.

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ronald L. Bliwas	$18,500	$14,828	$15,859	$—	$49,187
Ronald D. Emanuel	23,600	1,243	15,441	378	40,662
Edward McGowan	16,550	8,098	20,258	5,418	50,324
Louise O’Sullivan	21,100	14,518	7,070	—	42,688
Melvin E. Pearl	29,050	5,399	13,502	1,693	49,644
Shepherd G. Pryor, IV	33,700	5,844	8,713	—	48,257
Richard W. Tinberg	29,800	662	10,272	2,352	43,086
Mark L. Yeager	13,750	662	10,272	—	24,684

(1)	The amount in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2007, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes restricted stock awards granted in, and prior to, 2007. As of December 31, 2007, the following directors had unvested restricted stock: Mr. Bliwas, 1,270 shares; Mr. Emanuel, 267 shares; Mr. McGowan, 267; Ms. O’Sullivan, 906 shares; Mr. Pearl, 178 shares; Mr. Pryor, 653 shares; Mr. Tinberg, 178 shares; and Mr. Yeager, 178 shares.
(2)	The amount in this column represent the dollar amount of compensation expense recognized for financial statement reporting purposes for the year ended December 31, 2007, computed in accordance with SFAS No. 123(R), except that no forfeiture assumption related to service based vesting conditions is assumed. The amount of compensation expense includes stock option awards granted in and prior to 2007. In addition, for each of those directors who meet the requirements of retirement eligible as defined in his or her stock option agreement, compensation cost is recognized over the requisite service period rather than the vesting period. Assumptions used in the calculation of the grant date fair value of the stock option awards are included in Note 14 “Stock-Based Compensation” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 13, 2008. As of December 31, 2007, the directors had the following number of stock options outstanding: Mr. Bliwas, 4,840; Mr. Emanuel, 18,510; Mr. McGowan, 18,510; Ms. O’Sullivan, 3,340; Mr. Pearl, 12,340; Mr. Pryor, 4,840; Mr. Tinberg, 12,340; and Mr. Yeager, 12,340.
(3)	Directors are eligible for a 20% discount on fees for services performed by Cole Taylor Bank’s Wealth Management department. Amounts reflect estimates of the discounts received for services rendered during 2007.

Set forth below is information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2007. Security holders previously approved all equity compensation plans of our company in existence at December 31, 2007.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	744,986	$26.17	233,459	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	744,986	$26.17	233,459	(1)

(1)	Under the terms of our 2002 Incentive Compensation Plan, the number of shares reserved for issuance under this plan increases as of each January 1 by a number of shares equal to 3.0% of the aggregate number of shares outstanding as of December 31 of the immediately preceding calendar year, minus the number of shares remaining available for awards at that time. Accordingly, as of January 1, 2008, the number of shares of our common stock remaining available for future issuance under this plan increased to 316,560 shares.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Our Board of Directors recognizes that transactions or other arrangements between us and any of our directors or executive officers may present potential or actual conflicts of interest. Nevertheless, our Board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. Accordingly, our Board of Directors has adopted a formal written policy that requires any proposed transaction, arrangement or relationship in which we and any related person (i.e., directors, executive officers, nominees for such positions, stockholders owning at least 5% of any class of our voting securities, immediate family members of one or more of the foregoing and any entity in which any one or more of the foregoing is employed, is a principal or beneficially owns, in the aggregate, at least 10% of such entity’s equity interests) are participants and the amount involved exceeds $50,000 to be submitted to our Audit and Examining Committee for review, consideration and approval. Any proposed transaction in which the amount involved is less than $50,000 may be approved by our Chief Financial Officer under the policy.

The policy provides for periodic monitoring of pending and ongoing transactions with related parties. In approving or rejecting the proposed transaction, our Audit and Examining Committee or Chief Financial Officer, as the case may be, will consider the relevant facts and circumstances available, including, (1) the related person’s relationship to us and interest in the transaction, (2) the material facts of the proposed transaction, including the proposed aggregate value of the transaction, (3) the benefits to us, (4) the availability of other sources for comparable services or products (if applicable), and (5) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally. Our Audit and Examining Committee or Chief Financial Officer, as the case may be, will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and are consistent with applicable legal requirements.

The policy supplements, and is supplemented by, the Company’s procedures and policies with respect to compliance with Regulation O.

Management Loans and Transactions

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, were customers of and have had transactions with the Bank, including borrowings and investments in certificates of deposit, among other deposit products. Our management believes that all such loans have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral required, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2007, the aggregate amount outstanding of all loans to our directors and officers, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $7.4 million. Any loans to our directors and executive officers, in addition to complying with Section 402 of the Sarbanes-Oxley Act and Federal Reserve Regulation O, are subject to the approval of our Audit and Examining Committee.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED

TAYLOR CAPITAL GROUP, INC. 2002 INCENTIVE COMPENSATION PLAN

We are requesting our stockholders to vote in favor of approving an amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (referred to in this proposal as the “Amended Plan”). The Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, in its current form, was last amended and restated on April 26, 2007, and is referred to in this proposal as the “Current Plan.” On April 22, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the Amended Plan, subject to approval by the stockholders, primarily for the purpose of increasing the total number of shares of our common stock reserved for issuance under the Current Plan by 800,000 shares and allowing the Company to deduct performance-based awards granted pursuant to the Amended Plan pursuant to Section 162(m) of the Code as discussed below. If the Amended Plan is approved by our stockholders, it will take effect on the date of the Company’s annual meeting, June 12, 2008. The description of certain key features of the Amended Plan described below in this proposal is subject to the specific provisions in the full text of the Amended Plan, which is attached as Appendix A to this Proxy Statement. As of April 24, 2008 we had approximately 35,550 shares reserved and available for issuance during 2008 under the Current Plan, and additional shares would automatically become available for issuance as of January 1, 2009 pursuant to an “evergreen provision” described in the next paragraph. One share of the Company’s common stock had a value of $15.79 on April 24, 2008.

Our Board of Directors recommends approval of the Amended Plan to permit the issuance of the increased number of shares of our common stock. The Current Plan contains an evergreen provision, which automatically increases the number of shares available for issuance at the beginning of each calendar year according to a set formula (known as an “evergreen provision”). According to this evergreen formula, the number of shares available for issuance under the Current Plan automatically increases each January 1st by a number of shares equal to the excess of 3% of the aggregate number of shares of our common stock outstanding on December 31st of the immediately preceding calendar year, over the number of shares remaining available for awards under the Current Plan as of such December 31st. The Amended Plan, if approved, would remove this evergreen provision and, instead, would specify a set number of shares that will be available for issuance of awards under the Amended Plan. The Board of Directors believes that this proposed change to a set number of shares instead of an evergreen provision (which will result in additional shares being made available for issuance during 2008) is in the best interests of the Company and our stockholders. In the event this proposal is not approved by our stockholders, and as a consequence, we are unable to continue to grant awards at competitive levels, the Board of Directors believes that it will negatively affect our ability to attract and retain highly-qualified personnel and our ability to manage future growth.

In addition, stockholder approval of the Amended Plan is necessary in order for us to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Code. This exception is discussed in Compensation Discussion and Analysis above, as well as in Federal Tax Consequences below. Lastly, the Amended Plan also (1) contains changes intended to ensure that awards under the Amended Plan do not become subject to deferred compensation tax rules under Section 409A of the Code and (2) removes our ability to “reprice” awards (i.e., to cancel an outstanding award and issue a new award in its place) that exists under the Current Plan.

Material Features of the Amended Plan

Purpose and Eligibility. A key purpose of the Amended Plan is to provide a sufficient reserve of shares, based on our current business plans, to ensure our ability to continue to provide new hires, employees and management with an equity stake in the Company. The Amended Plan is intended to provide incentives that will attract and retain highly competent people to serve as our, or our subsidiaries’, officers, key employees, directors and consultants by providing them opportunities to acquire shares of our stock, or to receive monetary payments based on the value of our stock. Our officers, employees, directors and consultants as well as those of our subsidiaries are eligible to receive awards under the Amended Plan. All of our directors and employees, which included 440 employees as of March 31, 2008, are eligible to participate in the Amended Plan.

Shares Authorized for Issuance. As described above, if the Amended Plan is approved by our stockholders, 800,000 shares of our common stock will become available for issuance of awards under the Amended Plan, which will be increased by the number of shares that (1) remain available under the Current Plan as of the date of stockholder approval of the Amended Plan (with no additional increases pursuant to the “evergreen provision” described above), plus (2) become available under the Current Plan or the Amended Plan pursuant to forfeiture, termination, lapse of restrictions, satisfaction of a share-based award in cash or property other than with shares, or satisfaction of tax withholding requirements (however, shares of restricted stock withheld for tax purposes will not again become available for issuance under the Amended Plan) after the date of such approval of the Amended Plan, plus (3) are needed to substitute shares subject to awards held by individuals of a company acquired by us (also described as “substitute awards” below).

Administration and Types of Awards. The Amended Plan is administered by our compensation committee or any other subcommittee appointed by our Board of Directors (generally referred to as the “Compensation Committee” in this proposal) consisting of two or more members of our Board of Directors, all of whom are “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” as defined in Section 16 of the Securities Exchange Act of 1934. Subject to certain limitations, the Compensation Committee can also delegate its duties to certain of its members, officers of the Company or its advisors. The Compensation Committee may grant awards under the Amended Plan to officers, employees and directors of, and consultants to, the Company and its subsidiaries. It also has broad discretion, subject to the terms of the Amended Plan, to select the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule (including any accelerated vesting that may occur upon a change in control of the Company) or other restrictions applicable to, awards.

The Amended Plan allows us to grant the following types of awards:

• options (non-qualified and incentive stock options); • stock appreciation rights (or SARs);	• restricted stock; and • performance awards.

Stock Options. Options may be granted by the Compensation Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the Amended Plan), but, in any year, a participant may only be granted options to purchase up to 200,000 shares. The exercise price for all stock options granted under the Amended Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of our common stock on the date of grant.

The term of all stock options granted under the Amended Plan will be determined by the Compensation Committee, but the term of an incentive stock option may not exceed 10 years (5 years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). No incentive stock option may be granted to a participant, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that participant, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Each stock option will be exercisable at such time and pursuant to such terms and conditions as determined by the Compensation Committee in the applicable stock option agreement. Each option gives the participant the right to receive a number of shares of our common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid by check or, at the discretion of the Compensation Committee, cash obtained through a broker selling the shares acquired on exercise, or delivery of shares of our common stock already owned by the exercising participant.

Stock Appreciation Rights or SARs. SARs may be granted in conjunction with options issued under the Amended Plan or on a stand-alone basis. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. An SAR granted under the Amended Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the fair market value of our common stock on the grant date of the SAR. Payment may be made in cash, shares of our common stock or a combination of the two, as specified in the applicable award agreement. The maximum number of shares with respect to which SARs may be granted in any calendar year to any one participant is 200,000.

Restricted Stock. Restricted stock is an award of our common stock that is forfeitable until the restrictions lapse. The Compensation Committee will determine the restrictions for each award, which may be time-based or performance-based. At the discretion of the Compensation Committee, participants may or may not be given the rights of a stockholder (e.g., voting rights, dividends) with respect to their restricted stock prior to the lapse of applicable restrictions.

Performance Awards. Performance awards are awards linked to certain performance goals established by the Compensation Committee, which determine the value of a performance award. A performance award can take the form of cash, options, shares of our common stock, performance units, performance shares or any combination of these. The Compensation Committee will determine the number and terms of all performance awards, including the performance goals and performance period during which the goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the performance award will be forfeited.

The objective performance criteria for performance awards (other than options and SARs) intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code will be based on one or more of the following corporate financial performance measures, which may be established on a pre-tax or post-tax basis to the Company:

•     earnings per share;

•     net income or net operating income (before or after taxes and before or after extraordinary items);

•     sales, revenues or expenses;

•     cash flow return on investments that equals net cash flows divided by owner equity;

•     earnings before or after taxes;

•     operating profits;

•     revenue growth;

•     cash flow;

•     increase in customer base;

•     gross revenues;

•     gross margins;

•     share price including, but not limited to, growth measures and total shareholder return;

•     economic value added, which equals net income or net operating income minus a charge for use of capital;

•     operating margins;

•     market share;

•     return on equity, assets, capital or investment;

•     working capital; and

•     net margin.

In any fiscal year, no participant may be granted (1) stock-based performance awards that exceed, in the aggregate, 200,000 underlying shares of our common stock or (2) cash-based performance awards that exceed, in the aggregate, $1,000,000. Performance awards will be paid by March 15 of the calendar year immediately following the end of the applicable performance period, but, unless otherwise specified in a written agreement, only if the participant was still employed by us or our subsidiary on the last day of the applicable performance period.

Substitute Awards. Substitute awards are awards that may be granted in replacement of certain stock or stock-based awards from another business held by employees of such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.

Adjustments. In the event a stock dividend, stock split, reorganization, recapitalization, spin-off or other similar event affects shares such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the Amended Plan, the number and type of shares subject to outstanding awards, the grant or exercise price of outstanding stock options and other awards, the number and kind of shares of outstanding restricted stock and the number of shares with respect to which awards may be granted to a participant.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the Amended Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion, subject to applicable securities registration requirements, to permit the transfer of an option to, or for the benefit of, certain family members specified in the Amended Plan.

Amendment and Termination. The Amended Plan will terminate on the earliest to occur of (1) termination of the Amended Plan by our board of directors, (2) the date no shares remain available for grant under the Amended Plan, or (3) ten years from the Amended Plan’s effective date. Awards granted before the termination of the Amended Plan may extend beyond that date in accordance with their terms. The Board is permitted to amend the Amended Plan subject to any stockholder approval required by law, regulation or stock exchange rule. Also, no amendment, without the participant’s consent, may reduce the amount of an award or adversely change its terms and conditions.

Material Federal Income Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2008. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to be exempt from and to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign income tax consequences.

Options. The grant of stock options under the Amended Plan will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of common stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of an SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award, less any amount paid with respect to the award of restricted stock. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Performance Awards. The granting of a performance award (whether payable in shares or cash) generally should not result in the recognition of taxable income by the recipient or a tax deduction for the Company. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of our common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above.

Tax Withholding. All awards under the Amended Plan are subject to applicable tax withholding requirements. If you are to receive shares, we may require you to make a payment for such withholding taxes prior to receiving such shares or, at our discretion, we may permit you to satisfy any withholding obligation by electing to have us withhold sufficient shares to cover the applicable taxes.

Code Section 162(m). Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the Amended Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that there is an excise parachute payment, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Plan Benefits

We cannot determine the amounts of awards that will be granted under the Amended Plan or the benefits of any awards to the Named Officers, the executive officers as a group, non-executive directors as a group, or employees who are not executive officers as a group. Under the terms of the Amended Plan, the number of awards to be granted is within the discretion of the Compensation Committee. The following table provides the number of grants under the Current Plan to the Named Officers, the executive officers as a group, non-executive directors as a group and employees who are not executive officers as a group for 2007.

Taylor Capital Group, Inc. 2002 Incentive Compensation Plan

Name and Position or Group	Plan Awards for Year Ended December 31, 2007
	Stock Options	Restricted Stock
Bruce W. Taylor, Chairman and Chief Executive Officer	—	—
Jeffrey W. Taylor, Executive Managing Director, Market Development and New Ventures	—	—
Robin VanCastle, Chief Financial Officer	5,045	1,121
John F. Timmer, Executive Vice President of Relationship Banking	11,869	2,638
Mark T. Garrigus, Executive Vice President of Credit Policy and Chief Credit Officer	8,902	1,978
Executive Group	25,816	5,737
Non-Executive Director Group	7,210	1,602
Non-Executive Officer Employee Group	72,330	25,108

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment and restatement of the Amended Plan.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under its charter, the Audit and Examining Committee is solely responsible for reviewing the qualifications of the Company’s independent registered public accounting firm, and selecting the independent registered public accounting firm for the current year. The Company’s independent registered public accounting firm for the year ended December 31, 2007 was KPMG LLP. The Company’s Audit and Examining Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, subject to the Committee’s review and approval of the proposed engagement terms and 2008 audit plan.

At the 2008 Annual Meeting of Stockholders, stockholders will be asked to vote on the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008. Although stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required, the Board of Directors considers it desirable. If the stockholders fail to ratify KPMG LLP as the Company’s independent registered public accounting firm, the Audit and Examining Committee may reassess its appointment. Even if the selection is ratified, the Audit and Examining Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

We have invited representatives of KPMG LLP to be present at the annual meeting, and we expect that they will attend. If present, the representatives from KPMG LLP will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representatives desire to do so.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. With respect to the ratification of the appointment of the independent registered public accounting firm, abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008.

Principal Accounting Fees and Services

The aggregate fees incurred by us for KPMG professional services for the years ended December 31, 2007 and 2006 were as follows:

	For the Year Ended December 31,
	2007	2006
Audit	$513,750	$465,615
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$513,750	$465,615

Audit Fees. Audit fees include fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting and Annual Report on Form 10-K and the review of the Quarterly Reports on Form 10-Q for the years indicated.

Audit-Related Fees. None

Tax Fees. None.

All Other Fees. None.

Pre-Approval Policies and Procedures

All audit, audit-related, tax services and other services to be provided by the independent registered public accounting firm are required to be pre-approved by the Audit and Examining Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee, the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom such authority is so delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

AUDIT AND EXAMINING COMMITTEE REPORT

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s independent registered public accounting firm and related matters. The Committee operates under a written charter adopted by the Board of Directors, which is available on Taylor Capital Group’s website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Board of Directors, in its business judgment, has determined that all members of the Audit and Examining Committee are “independent” as defined by the listing standards for the NASDAQ Global Select Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent registered public accounting firm, KPMG LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for auditing the effectiveness of Taylor Capital Group’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and that management maintained effective internal control over financial reporting. We have also relied upon KPMG LLP’s reports on Taylor Capital Group’s consolidated financial statements and internal control over financial reporting.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and KPMG LLP to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2007 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and the results of its audit of management’s assessment of internal control over financial reporting. We also discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented, and KPMG LLP provided us with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as modified or supplemented. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

AUDIT AND EXAMINING COMMITTEE

Richard W. Tinberg (Chairman)

Ronald D. Emanuel

Shepherd G. Pryor IV

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 3, 2009, the date not less than 120 days prior to May 2, 2009. In addition, in accordance with Section 2.10 of the Company’s By-Laws (the “Notice Provision”), any new business to be taken up at the 2009 Annual Meeting of Stockholders, other than such new business to be taken up at the request of the Chairman of the Board or the Board of Directors, shall be stated in writing and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 120 days nor more than 150 days prior to May 2, 2009, the first anniversary of the date on which the Company first mailed its proxy materials for the 2008 Annual Meeting of Stockholders. The Company’s form of proxy for the 2009 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies therein to vote on any untimely stockholder proposals, and the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in the Company’s proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors or any of the directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o The Office of the Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or its business, or communications that relate to improper or irrelevant topics. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or its members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2007, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this Proxy Statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Bruce W. Taylor, Chairman and Chief Executive Officer, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Appendix A

Taylor Capital Group, Inc.

2002 Incentive Compensation Plan

(Amended and Restated as of June 12, 2008)

1. Establishment and Purpose. Taylor Capital Group, Inc. (the “Company”) hereby amends and restates the Taylor Capital Group 2002 Incentive Compensation Plan, as amended and restated as of April 26, 2007 (the “2007 Plan”), which was approved by the Board as of April 22, 2008 (the “Plan”), subject to the approval of the Company’s shareholders. If approved by the Company’s shareholders at the Company’s annual meeting on June 12, 2008, the Plan will become effective as of such date (the “Effective Date”). The Plan is intended to provide incentives which will attract and retain highly competent persons as officers, key employees and directors of the Company and its subsidiaries, by providing them opportunities to acquire Shares of the Company’s stock or to receive monetary payments based on the value of such Shares pursuant to the Awards that may be granted under the Plan.

2. Definitions. As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

(a) “2007 Plan” has the meaning set forth in Section 1.

(b) “Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Participant.

(c) “Award” means any Option (including Nonqualified Stock Options and Incentive Stock Options), Stock Appreciation Right, Restricted Stock or Performance Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

(f) “Committee” has the meaning set forth in Section 4.

(g) “Common Stock” means common stock, par value $.01 per share, of the Company.

(h) “Company” has the meaning set forth in Section 1.

(i) “Date of Grant” means the date on which an Award is granted, which date shall in no event be earlier than the date on which the Committee takes action with respect thereto, provided that in the case of an Incentive Stock Option, the Date of Grant shall be the later of the date on which the Committee makes the determination granting such Incentive Stock Option or the date of commencement of the Participant’s employment relationship with the Company.

(j) “Effective Date” has the meaning set forth in Section 1.

(k) “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

(l) “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the Nasdaq National Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Committee in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Committee will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

(m) “Incentive Stock Option” means an Option granted under Section 7 that is intended to meet the requirements of Code Section 422.

(n) “Nonqualified Stock Option” means an Option granted under Section 7 that is not intended to be an Incentive Stock Option.

(o) “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

(p) “Participant” means a person selected by the Committee to participate in the Plan pursuant to Section 3.

(q) “Performance Award” means an Award granted pursuant to Section 10.

(r) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

(s) “Plan” has the meaning set forth in Section 1.

(t) “Restricted Stock” has the meaning set forth in Section 9.

(u) “Share” means a share of the Common Stock.

(v) “Stock Appreciation Right” has the meaning set forth in Section 8.

3. Participants. Participants will consist of such officers and employees of the Company and its subsidiaries, members of the Board, and independent contractors providing consulting or advisory services to the Company and its subsidiaries, as the Committee, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Options and SARs may only be granted to officers, employees, members of the Board or independent contractors performing services for the Company or a subsidiary that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the Participant or any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the amount, type and terms and conditions of their respective Awards.

4. Administration.

(a) Except for those powers expressly reserved for the Board, the Plan will be administered by the Compensation Committee of the Board or any subcommittee thereof appointed by the Board to administer the Plan (the “Committee”); provided, however, that any such Committee shall be comprised of two or more directors of the Company, each of whom shall qualify as an “outside director” for purposes of Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other Board member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

(b) The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that the Committee shall not delegate its responsibilities for Awards granted to any Participant who is either subject to Section 16 of the Exchange Act, or who is currently or reasonably expected to become a “covered employee” within the meaning of Section 162(m) of Code. If administration is delegated by the Committee to any such person, as described above, the Committee may terminate all or any portion of such person’s authority under the Plan at any time and reinstate in the Committee all or any portion of the administration of the Plan.

5. Types of Awards. Awards under the Plan may be granted in any one or a combination of (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Performance Awards, each as described below. Each Award shall be made pursuant to a written agreement, certificate, resolution, or such other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted.

6. Shares Reserved under the Plan.

(a) Subject to adjustment under Section 11 hereof, the number of Shares reserved for delivery under the Plan shall be the sum of (a) eight hundred thousand (800,000) Shares, plus (b) the number of remaining Shares under the 2007 Plan (i.e., not subject to outstanding Awards and not delivered out of Shares reserved thereunder) as of the Effective Date of this Plan, plus (c) the number of Shares that become available under the 2007 Plan after the Effective Date of this Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares, application as payment for an Award, or, except with respect to Restricted Stock, to satisfy withholding.

(b) If there is a lapse, expiration, termination or cancellation of any Option granted under this Plan or the 2007 Plan prior to the issuance of Shares in connection with such Option, or if Shares are issued under the Plan or the 2007 Plan in connection with an Award hereunder and thereafter such Shares are reacquired by the Company, those Shares may again be used for new Awards under the Plan. In addition, any Shares exchanged by a Participant as full or partial payment of the exercise price under any Option exercised under this Plan or the 2007 Plan, any Shares retained by the Company pursuant to a Participant’s tax withholding election (except for Restricted Stock), and any Shares covered by a benefit which is settled in cash, shall be added to the Shares available for Awards under the Plan. The Committee shall determine the appropriate methodology for calculating the number of Shares available for issuance pursuant to the Plan.

(c) Notwithstanding any other provision of this Plan, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the assumption of outstanding Awards under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of Shares available for Awards under this Plan shall be increased accordingly.

7. Options. Options will consist of awards from the Company, which will enable the holder to purchase a specific number of Shares, at set terms and at a fixed purchase price. The Committee will have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. Each Option shall be evidenced by a Agreement in such form and shall be subject to such terms and conditions as the Committee may approve from time to time, including without limitation the following:

(a) Exercise Price. Each Option granted hereunder shall have such per share exercise price as the Committee may determine at the Date of Grant; provided, however, that the per share exercise price for any Options awarded hereunder shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

(b) Payment of Exercise Price. The Option exercise price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of Shares of the Company then owned by the Participant; provided, however, that payment of the exercise price by delivery of Common Stock of the Company then owned by the Participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. In the discretion of the Committee, if Shares are readily tradable on a national securities exchange or other market system at the time of Option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Exercise Period. Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that Incentive Stock Options shall not be exercisable more than 10 years after the date they are granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its sole discretion set forth in the Agreement at the Date of Grant or as the Committee may determine at a later time, including but not limited to limitations on exercisability following termination of the Participant’s employment or service.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the Date of Grant. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the Option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Option is prohibited by its terms after the expiration of five years from the date of grant of such Option.

(e) Redesignation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to meet the requirements of Section 422 of the Code shall be redesignated as Nonqualified Stock Options automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

(f) Limitation of Rights in Shares. The recipient of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Shares subject thereto except to the extent that the Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the Participant.

(g) Individual Limitation on Number of Shares. The maximum number of Shares with respect to which Options may be granted during any calendar year to any one Participant under this Plan shall not exceed two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 11.

8. Stock Appreciation Rights. “Stock Appreciation Rights” will consist of awards from the Company, which will entitle the holder to receive the appreciation in the Fair Market Value of the Shares subject thereto from the Date of Grant up to a specified date or dates. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

(a) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the Shares subject thereto up to the date the right is exercised. Such appreciation shall be measured from not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the Agreement.

(b) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable after the earlier of (i) the term of the related Option, if any, or (ii) ten years after it was granted.

(c) The maximum number of Shares with respect to which Stock Appreciation Rights may be granted during any calendar year to any one Participant under this Plan shall not exceed two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 11.

9. Restricted Stock.

(a) “Restricted Stock” will consist of awards of Shares to Participants without other payments therefor as additional compensation for services to the Company. Each award of Restricted Stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of Shares, restrictions requiring the forfeiture of Shares to the Company upon termination of the Participant’s employment or service with the Company or one of its subsidiaries prior to satisfying a prescribed vesting schedule, or conditions requiring that the Shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. In the case of an award of Shares, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Shares covered by such an Award, and may also require that the stock certificates evidencing such Shares be held in custody until the restrictions thereon shall have lapsed.

(b) Each Restricted Stock award involving actual Shares shall specify whether the Participant shall have, with respect to the Shares subject to a Restricted Stock, all of the rights of a holder of Shares of the Company, including the right to receive dividends and to vote the Shares.

10. Performance Awards.

(a) Performance Awards may be granted to Participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Participant. Performance Awards may take such form as may be determined by the Committee, including without limitation, cash, Options, awards of Shares, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions.

(b) Performance Awards under the Plan, to the extent intended to comply with the Performance-Based Exception, shall be made subject to the attainment of one or more of the following performance goals, as determined by the Committee: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin; provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Date of Grant of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. Performance goals may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. Except for Awards intended to comply with the Performance-Based Exception, the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such goals the Committee shall have precluded its authority to make such adjustments. However, the Committee may use its discretion to decrease, but not increase, the amount payable under an Award intended to comply with the Performance-Based Exception.

(c) The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards payable in cash awarded in any one fiscal year to any one Participant shall be $1,000,000, and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards payable in Shares granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 11.

(d) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed by the Committee as set forth in the Agreement; provided, however, that unless otherwise provided in an Agreement, a Performance Award payable to a Participant for a performance period shall be paid in the calendar year immediately following the calendar year in which the performance period ends, but no later than March 15 of the calendar year immediately following the calendar year in which the performance period ends; provided, that except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, that the Participant is employed by the Company on the date such performance period ends. Except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, if a Participant is not employed with the Company on the date such performance period ends, such Performance Award shall be forfeited.

11. Adjustment Provisions.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 11(a), any adjustments made pursuant to Section 11(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

12. Nontransferability. Each Award granted under the Plan to a Participant shall, unless otherwise set forth in the written Award, not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of a Participant’s disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee and subject to applicable securities registration requirements, a grant of an Option may permit the transfer thereof by the Participant solely to members of the Participant’s immediate family or trusts or family partnerships or limited liability companies for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

13. Other Provisions. Subject to applicable law, Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the Participant in financing the acquisition of Common Stock, provisions for the acceleration of exercisability or vesting and/or early termination of Awards in the event of a change of control of the Company, provisions for the payment of the value of Awards to Participants in the event of a change of control of the Company, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions to comply with Federal and State securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

14. Tenure. A Participant’s right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

15. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the

Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the minimum required federal, state and local withholding taxes arising in connection with (a) the exercise of a Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of a Restricted Stock award or a Performance Award, by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld.

16. Section 409A of the Code. No Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Section 409A of the Code, and the Plan and the terms of all Awards shall be interpreted accordingly; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A prior to the payment and/or delivery to such Participant of such amount, the Company may, in its sole discretion, (i) adopt such amendments to the Plan and/or an Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its subsidiaries make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for any such additional taxes, fines or penalties. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

17. Duration, Amendment and Termination. This Plan shall terminate upon the earlier of a termination by the Board, or at such time as there shall be no remaining Shares available for grant hereunder, or June 12, 2018. The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of shareholder approval required by applicable law, regulation, or stock exchange rule. However, no action authorized by this Section 17 shall reduce the amount of any outstanding Award or adversely change the terms or conditions thereof without the Participant’s consent.

18. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

19. Shareholder Approval. The Plan was originally adopted by the Board on June 20, 2002, and was approved by the Company’s shareholders on June 27, 2002. The amendment and restatement of the Plan was approved by the Board on April 26, 2007 and again on April 22, 2008. The Plan, as amended and restated effective as of June 12, 2008, was also approved by the Company’s shareholders on June 12, 2008.

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY

ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated April 29, 2008, hereby constitutes and appoints Bruce W. Taylor and Robin VanCastle, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation held of record by the undersigned on April 24, 2008, at the Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on Thursday, June 12, 2008, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the director nominees listed in Proposal 1 and for Proposal 2 and Proposal 3, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]

The Board of Directors recommends a vote FOR the following Proposals:

1. ELECTION OF ELEVEN (11) DIRECTORS FOR A ONE YEAR TERM.

	For	Withhold
01 – Bruce W. Taylor	☐	☐
02 – Mark A. Hoppe	☐	☐
03 – Ronald L. Bliwas	☐	☐
04 – Ronald D. Emanuel	☐	☐
05 – Edward McGowan	☐	☐
06 – Louise O’Sullivan	☐	☐
07 – Melvin E. Pearl	☐	☐
08 – Shepherd G. Pryor, IV	☐	☐
09 – Jeffrey W. Taylor	☐	☐
10 – Richard W. Tinberg	☐	☐
11 – Mark L. Yeager	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

2. Proposal to approve the amendment and restatement of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposal to ratify the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:                     , 2008

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.